Exhibit 99.1

Contact: Frances G. Rathke, CFO

Green Mountain Coffee Roasters, Inc.

Tel: (802) 244-5621, ext. 2300

Green Mountain Coffee Roasters Announces Asset Purchase Agreement for

Acquisition of the Tully’s Coffee Brand and Wholesale Business

West Coast Acquisition to Accelerate GMCR’s Geographic Expansion Plans

Company Intends to Leverage Full Potential of Complementary Tully’s brand to drive

Keurig® Single-Cup Brewing system penetration across North America

WATERBURY, VT (September 15, 2008) – Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) announced today that the Company has executed an Asset Purchase Agreement to acquire the Tully’s coffee brand and wholesale business from Tully’s Coffee Corporation for a cash purchase price of $40.3 million, subject to adjustment at closing. Tully’s wholesale business division distributes handcrafted coffees and related products via office coffee services, food service distributors, and over 5,000 supermarkets located primarily in the western states.

Tully’s Coffee Corporation will remain an independent company, owned by its existing shareholders and managed by its existing management team, with a focus on its retail and international division assets. Tully’s retail business will operate under license and supply agreements with GMCR. This arrangement is intended to create consistent representation of the Tully’s brand while providing high quality gourmet coffee to all customers drinking Tully’s branded coffee.

Following the completion of this transaction, GMCR expects to integrate approximately 70 employees from Tully’s wholesale business into its Green Mountain Coffee segment. GMCR will sublease from Tully’s the portion of Tully’s manufacturing and distribution center in Seattle, WA that is devoted to the wholesale business.

Green Mountain Coffee intends to finance the purchase through its existing $225 million senior revolving credit facility. This transaction is subject to customary closing conditions, including approval by Tully’s shareholders, and is expected to close by the end of calendar 2008. Tom T. O’Keefe, Chairman of the Board of Tully’s, representing 10.4 % of the outstanding voting shares and 20.1% of the common stock outstanding of Tully’s, has agreed to vote in favor of the transaction.

Green Mountain Coffee anticipates the acquisition will be neutral to modestly accretive to its earnings per share for the first twelve months of ownership following the closing of the transaction, and accretive thereafter. Taking into account the acquisition, the Company is not changing its previously issued estimates for fully diluted GAAP earnings per share in the range of $1.20 to $1.30 per share for fiscal year 2009.

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Lawrence J. Blanford, President and CEO of Green Mountain Coffee Roasters, said, “GMCR is delighted to be adding an outstanding specialty coffee brand such as Tully’s to our coffee roasting family. Tully’s will provide GMCR with a complementary West Coast brand and business infrastructure, furthering our plans to establish the Company, and its proprietary Keurig® Single-Cup Brewing system, throughout North America.”

Blanford continued, “Tully’s wholesale sales over the past 12 months ended June 30, 2008 of $30.4 million are up approximately 35% driven by growing supermarket distribution to 5,000 doors in 20 states, primarily in the western part of the nation, and K-Cup® portion pack sales. This complements our own business in these channels, which is currently largely on the East Coast. Enhanced distribution of Tully’s K-Cup portion packs in supermarkets and office coffee services also presents exciting opportunities. Tully’s has been a Keurig licensee since November, 2005. With this acquisition, we intend to further leverage the brand’s potential and aggressively grow Tully’s wholesale business.”

Blanford concluded, “We have great admiration for the Tully’s brand and commitment to the community which the founder, Tom T. O’Keefe, has created. We believe Tully’s wholesale business is a compelling and strategic acquisition. It will further strengthen GMCR’s ability to better service its customers and deliver enhanced shareholder value over time.”

Ropes & Gray LLP served as legal advisor to GMCR for this acquisition.

Conference Call and Other Investor Information on the Company’s Website Green Mountain Coffee Roasters will be discussing this transaction and responding to questions on a live conference call and webcast to be held tomorrow, Tuesday, September 16, 2008. The call will take place at 8:30 AM ET and will be available, with accompanying slides, via live webcast on the Company’s website at www.GreenMountainCoffee.com and other major portals. The webcast will be archived there for a period of time following the live webcast as well. The toll free live conference call dial in information – for analysts and financial community to access – is 877-718-5108, using passcode 4147866. For all others, a replay of the conference call will be available by telephone at 888-203-1112, confirmation code 4147866 from 11:30 AM ET on September 16 through 11:30 AM ET on September 21, 2008.

GMCR routinely posts information that may be of importance to investors in the Investor Services section of its website, including its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s investor alerts, you can get news directly from GMCR, via e-mail, as it is released.

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About Green Mountain Coffee Roasters, Inc.

Green Mountain Coffee Roasters, Inc. (NASDAQ: GMCR) is recognized as a leader in the specialty coffee industry for its award-winning coffees, innovative brewing technology and socially and environmentally responsible business practices. GMCR manages its operations through two wholly owned business segments: Green Mountain Coffee and Keurig. Its Green Mountain Coffee division sells more than 100 high-quality coffee selections, including Fair Trade Certified™ organic coffees, under the Green Mountain Coffee® and Newman’s Own® Organics brands through its wholesale, direct mail and e-commerce operations (www.GreenMountainCoffee.com). Green Mountain Coffee also produces its coffee as well as hot cocoa and tea in K-Cup® portion packs for Keurig® Single-Cup Brewers. Keurig, Incorporated is a pioneer and leading manufacturer of gourmet single-cup coffee brewing systems for offices, homes and hotel rooms. Keurig markets its patented brewers and K-Cups® through office distributors, retail and direct channels (www.Keurig.com). K-Cups are produced by a variety of licensed roasters including Green Mountain Coffee and Tully’s. Green Mountain Coffee Roasters, Inc. has been recognized repeatedly by CRO Magazine, Forbes and SustainableBusiness.com as a good corporate citizen and an innovative, high-growth company.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s success in receiving required approvals for the acquisition of Tully’s wholesale business, the Company’s success in efficiently and effectively integrating Tully’s wholesale operations and capacity into its Green Mountain Coffee segment, the impact on both companies’ retail sales of consumer sentiment regarding the health of the economy, the Company’s success in efficiently expanding operations and capacity to meet growth, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the unknown impact of management changes, Keurig’s ability to continue to grow and build profits with its roaster partners in the office and at home markets, the impact of the loss of one or more major customers for Green Mountain Coffee or Tully’s or reduction in the volume of purchases by one or more major customers, delays in the timing of adding new locations with existing customers, Green Mountain Coffee’s level of success in continuing to attract new customers, variances from sales mix and growth rate, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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